SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:    July 16, 2008

PATIENT PORTAL TECHNOLOGIES, INC.
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	333-107826	02-0656132
(State of Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8276 Willett Parkway, Baldwinsville, NY	13027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(315) 638-6708

The following current report under Section 13 or 15(d) of the  Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

ITEM 7.01    REGULATION FD DISCLOSURE

The slides attached as Exhibit 99.1 to this Form 8-K (the "Presentation") were presented in connection with various investor meetings Patient Portal Technologies (the "Company") held on July 16-17, 2008. The purpose of this Form 8-K is to furnish such presentation. Attached as an exhibit to this Current Report on Form 8-K is the text of such presentation.

Statements contained in the attached Presentation are made pursuant to the Safe Harbor for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. In these communications, the Company may make certain statements that are forward-looking, such as statements regarding the Company's future results and plans, and anticipated trends in the industry and economies in which the Company operates. These forward-looking statements are the Company's expectations on the day of the date of the Presentation, and the Company will make no efforts to update these expectations based on subsequent events or knowledge. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from the results expressed or implied in any forward-looking statements made by the Company in these communications. These and other risks, uncertainties, and assumptions are detailed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of these slides and additional financial information is not intended to, and does not, constitute a determination or admission by the Company that the information in the slides is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The information in this Form 8-K and the Exhibit attached hereto shall be deemed "furnished" and not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant  to the  Requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

DATED: July 18, 2008	PATIENT PORTAL TECHNOLOGIES, INC.

By: /s/ KEVIN KELLY
President